Exhibit 10(O)
CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN
FOR OFFICERS AND KEY EMPLOYEES

THREE-YEAR PERFORMANCE STOCK UNIT
AWARD AGREEMENT

AGREEMENT, effective as of [DATE] (the “Award Date”), by and between CARPENTER TECHNOLOGY CORPORATION (the “Company”) and [NAME] (the “Participant”). Capitalized terms that are not defined in this Agreement have the same meaning as defined in the CARPENTER TECHNOLOGY CORPORATION STOCK-BASED INCENTIVE COMPENSATION PLAN FOR OFFICERS AND KEY EMPLOYEES (the “Plan”), a copy of which is attached. The terms, conditions and provisions of the Plan are applicable to this Award Agreement and are incorporated by reference.

1. Grant of Award. Participant has been granted an Award of “Performance Stock Units” under the Plan comprised of an aggregate of the number of Performance Stock Units set forth below (collectively, the “Units”).

2. Performance Goal. Performance Stock Units awarded hereunder shall become “Earned Units” based on the attainment of the Performance Goals during the Performance Period, both as set forth on Schedule A, provided that the Participant remains continuously employed by the Company or a Subsidiary throughout the Performance Period, except as otherwise provided in Section 4 hereof. Any Performance Stock Units which do not become Earned Units shall be forfeited.

3. Conditions of Forfeiture. Subject to the provisions of Section 4 hereof, the Units are subject to forfeiture by Participant at any time during the Performance Period immediately upon termination of Participant’s employment with the Company or a Subsidiary. Upon any such forfeiture, all rights of Participant with respect to the forfeited Units shall terminate and Participant shall have no further interest of any kind therein.

4. Lapse of Restrictions on Death, Disability or Retirement. Notwithstanding any provision hereof to the contrary, in the event of termination of Participant’s employment prior to the end of the Performance Period by reason of (i) death, (ii) Disability or (iii) unless otherwise determined by the Committee, Retirement, the Units shall not be forfeited and the Participant shall be vested in not less than a pro rata portion of the Units that become Earned Units at the expiration of the Performance Period, based on the number of days during the applicable Performance Period during which the Participant was employed. Upon a Participant’s Retirement, all unvested Earned Units shall be forfeited; provided however, that the Committee reserves the right to vest unvested Earned Units.

5. Time and Form of Payment. Payment of vested Earned Units shall be made as soon as practicable (but not later than 30 days) following the close of the Performance Period; provided, however, that in the event of a Participant’s death, Disability or Retirement that constitutes a “Separation from Service” within the meaning of Code Section 409A during the Performance Period, payment of the vested Earned Units shall be made within ninety (90) days following the end of the Performance Period. Payment shall be in the form of a number of shares of Common Stock equal to the number of Earned Units subject hereto.

Notwithstanding anything herein to the contrary, if the Participant’s Award is subject to the application of Code Section 409A and if the Participant is a “Specified Employee” within the meaning of Code Section 409A and the Treasury Regulations and other guidance thereunder, the Participant may not receive payment with respect to any Earned Units that are payable as a result of the Participant’s Separation from Service, earlier than six (6) months following the Participant’s Separation from Service, except that in the event of the Participant’s earlier death, such Earned Units shall be paid within 30 days after the Company receives notice of the Participant’s death.

6. Voting Rights. The Participant will not have the right to vote with respect to the Units prior to payment of Common Stock in satisfaction of the Earned Units.

7. Change in Control. Notwithstanding any provision in this Award to the contrary, if, within the two-year period immediately following the occurrence of a Change in Control, the Participant’s employment is terminated by the Company for any reason other than for Cause or terminated by the Participant for Good Reason, any remaining conditions on forfeiture with respect to the Units shall immediately lapse and the Performance Goals will be deemed satisfied at the target level of performance.

8. Tax Withholding. Participant authorizes the Company to deduct, to the extent required by statute or regulation, from payments of any kind due to Participant or anyone claiming through Participant, the aggregate amount of any federal, state, local or other taxes required to be withheld in respect of any present or future Award under the Plan.

9. Non-Competition and Non-Solicitation. Participant agrees to comply fully with any written agreement between the Company and the Participant which provides for post-termination of employment restrictions against solicitation or competition (the “Restrictive Covenant Agreement”); provided, however, that if no such Restrictive Covenant Agreement exists, the Participant shall not for a period of [six (6)][twelve (12)][eighteen (18)] months after Participant’s voluntary termination of employment with Company or involuntary termination of employment by Company, either himself or together with other persons, directly or indirectly: (i) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, or use or permit Participant’s name to be used in connection with, any business engaged in the research, development, manufacture, sale, marketing or distribution of stainless steel, titanium, specialty alloys, metal powders or metal fabricated parts or components similar to or competitive with those manufactured by the Company (a “Competing Business”) as of the date the Participant’s employment with Company ends; provided, however, that nothing herein shall prevent the Participant from investing in the securities of any company listed on a national securities exchange, provided that Participant’s involvement with any such company is solely that of a stockholder of 5% or less of any class of the outstanding securities thereof; (ii) solicit or divert to any Competing Business any individual or entity that is a customer or prospective customer of the Company or its subsidiaries or affiliates, or was such a customer or prospective customer at any time during the eighteen (18) months prior to the date of Participant’s employment termination with the Company; (iii) induce, offer, assist, encourage or suggest (A) that another business or enterprise offer employment to or enter into a business affiliation with any Company employee, agent or representative, or any individual who acted as an employee, agent or representative of the Company in the previous six (6) months; or (B) that any Company employee, agent or representative (or individual who acted as an employee, agent or representative of the Company in the previous six (6) months) terminate his or her employment or business affiliation with the Company; or (iv) hire or participate in the hiring of any Company employee or any person who was an employee of the Company in the previous six (6) months, by any business, enterprise or employer. For this purpose, “prospective customer” shall mean a person or business entity that the Company has identified as a user or potential user of the Company’s products and toward which the Company plans to direct sales or marketing activities.

In the event that the Company determines in good faith that the Participant violated the terms of any Restrictive Covenant Agreement, or, if there is no Restrictive Covenant Agreement, the provisions of the preceding paragraph: (i) this Award shall be forfeited and (ii) the Participant shall be obligated to return to the Company any shares previously issued under this Award or a cash payment equal to the value of the shares at the time such shares were sold or transferred, if any or all of the Award has been issued to the Participant or such recoupment is required by law.

10. Clawback. This Agreement, and any payment in the form of cash or shares of Common Stock made pursuant to this Agreement, is expressly subject to any “Clawback Policy” as may be adopted by the Company or its designee from time to time or any other recoupment required by law.

11. Severability. The covenants in this Agreement are severable, and if any covenant or portion thereof is held to be invalid or unenforceable for any reason, such covenant or portion thereof shall be modified to the extent necessary to cure such invalidity or unenforceability and all other covenants and provisions shall remain valid and enforceable.

12. Notices to Participant. Any notices or deliveries to Participant hereunder or under the Plan shall be directed to Participant at the address reflected for Participant on the Company’s payroll records or at such other address as Participant may designate in writing to the Company.

13. Binding Effect. Subject to the terms of the Plan, this Agreement shall be binding upon and inure to the benefit of the Company and its assigns, and Participant, his/her heirs and personal representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Award Date first above written.

CARPENTER TECHNOLOGY CORPORATION

By:
Tony R. Thene
President and Chief Executive Officer

PARTICIPANT

[NAME]

Number of Award Units at Target: [Target # of Units]

UP TO A MAXIMUM AWARD OF 100% OF TARGET AS DETERMINED PURSUANT TO SCHEDULE ASCHEDULE A

PERFORMANCE GOALS AND PERFORMANCE PERIOD

Performance Period

Fiscal Year Three-Year Performance Period (DATE - DATE)

Performance Goals

The number of Performance Stock Units that become Earned Units is determined based on the level of achievement during the Performance Period based on the following metric(s):

Percentage of Award	Fiscal Year	Earned Units				Achievement to Date
		Sub-Threshold (30% of Target)	Threshold (50% of Target)	Target	Maximum (200% of Target)
Fifty Percent (50%)	ADJUSTED EBITDA with TSR Modifier of +/- 20%
FY[19][20]
FY[20][21]
FY[21][22]
The number of Performance Stock Units that become Earned Units based on the achievement of the Adjusted EBITDA metric will be calculated based on the average payout percentage calculated with respect to each fiscal year within the Performance Period using the actual performance within the applicable fiscal year.

Fifty Percent (50%)	ADJUSTED ROIC with TSR Modifier of +/- 20%
FY[19][20]
FY[20][21]
FY[21][22]
The number of Performance Stock Units that become Earned Units based on the achievement of the Adjusted ROIC metric will be calculated based on the average payout percentage calculated with respect to each fiscal year within the Performance Period using the actual performance within the applicable fiscal year.

The total number of Performance Stock Units that may be earned under this Agreement shall not exceed 100% of the Target.

*The target Adjusted EBITDA and Adjusted ROIC metrics for the Company’s [DATE] fiscal years will be set by the Committee in accordance with the Company’s normal target determination process.